Exhibit 10.19

am no 3

PARTICIPATION AGREEMENT

This Third Amendment to a Participation Agreement (“Agreement”) is made and entered into this 14th day of July, 2006 by and between

ERHC Energy Nigeria JDZ Block 4 Limited a corporation organized and existing under the laws of Nigeria (hereinafter referred to as (“ERHC”),

ERHC Energy, Inc., a corporation organized and existing under the laws of the State of Colorado, U.S.A. (hereinafter referred to as “ERHC Inc”), and

Addax Petroleum JDZ 4 Limited (formerly Addax Petroleum (Nigeria Offshore 2) Limited), a company incorporated in the Federal Republic of Nigeria (hereinafter referred to as “Addax”); and Addax Petroleum NV, a company incorporated in Curacao, NA (hereinafter referred to as “Parent”).

Each of ERHC, ERHC Inc and Addax is individually a “Party” and they are collectively the “Parties” to this Agreement.

WITNESSETH:

WHEREAS the Parties have executed a Participation Agreement dated 17th agreement dated 11th April 2006 (the “Amendments”) (the Amendments and the original agreement are together herein referred to as the “PA”) wherein the Parties agreed to the terms and conditions whereby Addax would earn certain rights in Block 4 of the Nigeria-Sao Tome e Principe Joint Development Zone (the “JDZ”);

WHEREAS by a letter dated 10th April 2006 ERHC Inc assigned its rights and obligations under the PA (other than its obligation to guarantee ERHC's obligations under the PA pursuant to clause 10 (c) thereof) to ERHC;

WHEREAS ERHC Inc has an existing arrangement with Godsonic Oil Company Limited (“Godsonic”) whereby a nine percent (9%) Participating Interest was to be transferred by ERHC to Godsonic (the “Godsonic Interest”); and

WHEREAS Godsonic has not required the transfer to it of the Godsonic Interest within the Option Period and the Parties have agreed to extend the Option Period for a further period of one month, in order that negotiations may be concluded between ERHC and Godsonic, on and subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1

am no 3

1.	The Option Period shall be extended for a further period of thirty (30) days expiring on 9th August 2006.

2.	Except as specifically amended by this Agreement, the PA shall remain unchanged. The Parties hereby affirm and ratify the PA as amended by this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have executed this Agreement on the day, month and year first above written.

ERHC Energy, Inc.

/s/ Walter F Brandhuber
Walter F Brandhuber
President and Chief Executive Officer

ERHC Energy Nigeria JDZ Block 4 Limited

By:	/s/ Walter F Brandhuber

Walter F Brandhuber
President and Chief Executive Officer

Addax Petroleum JDZ 4 Limited

By:	/s/ David Codd
David Codd
Authorised signatory

For and on behalf of
Addax Petroleum NV

By:	/s/ David Codd
David Codd
Authorised Signatory